EXHIBIT 10.1


UNANIMOUS SHAREHOLDERS AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 18TH DAY OF JUNE, 1999

BETWEEN: CT SPORTS HOLDING AG, a corporation duly incorporated according to law, herein acting and represented by Giancarlo Zanatta and Christoph Bronder, acting for and on behalf of Marker International GmbH (in foundation)

                                   (hereinafter referred to as "CT SPORTS")

AND: MARKER INTERNATIONAL, a corporation duly incorporated according to law, herein acting and represented by Peter Weaver, its President and CEO,

                                   (hereinafter referred to as "MARKER")

AND: MARKER CANADA LTD., a corporation duly incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT, herein acting and represented by Shaun Morris, its President,

                                   (hereinafter referred to as the "COMPANY")

AND: LAPOINTE ROSENSTEIN, a general partnership, having a place of business at 1250 Rene Levesque Blvd. West, Suite 1400, Montreal, Quebec, (hereinafter referred to as the "ESCROW AGENT")

1.    PREAMBLE

1.1 WHEREAS Marker has been and shall be, until the execution of this Shareholders Agreement, the sole shareholder of the Company;

1.2 WHEREAS Tecnica S.p.A. (hereinafter "TECNICA") and Volkl (International) A.G. (hereinafter "VOLKL") and Marker currently supply Ski Products to the Company;

1.3 WHEREAS CT Sports is currently negotiating with Marker for the purchase from Marker of substantially all of Marker's assets pursuant to the Plan and according to the terms and conditions of an Asset Purchase Agreement currently being negotiated between CT Sports and Marker;

1.4 WHEREAS because of the present financial condition of the Company, it is unable to properly carry on the Business without additional capital funding of at least $1,500,000;

1.5 WHEREAS CT Sports, being a joint venture company organized between Tecnica and an Affiliate of Volkl, has agreed to provide such additional capital funding prior to the execution of the Asset Purchase Agreement and the entry of the Confirmation Order;

1.6 WHEREAS CT Sports, Marker and the Company have agreed to enter into this Shareholders Agreement not only to provide for the provision of the additional capital funding acquired by the Company but also to set out the conditions which shall apply in the event that the acquisition of the assets of Marker by CT Sports are or are not acquired by CT Sports (or its subsidiary);

1.7 WHEREAS contemporaneously with the execution of this Shareholders Agreement, CT Sports shall subscribe for such number of Class "A" Shares of the Company which, subsequent to the issue thereof, shall represent 66.66% of the outstanding voting and participating Shares for a total subscription price of $1,500,000;

1.8 WHEREAS all of the remaining outstanding Shares of the Company, namely 100 shares represent 33.33% of the outstanding voting and participating Shares, shall be held by Marker;

1.9 WHEREAS the parties hereto wish to enter into this Shareholders Agreement to set forth certain rights and obligations with respect to their shareholdings as being in their respective best interests and for the purpose of providing for the operation of the Company.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT:

2.    INTERPRETATION

 2.1 DEFINITIONS - Unless the subject matter or context otherwise requires,

2.1.1 "AFFILIATE" means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person (it being understood and agreed that for the purposes of this Shareholders Agreement, Tecnica, Volkl and Mr. Hans-Dieter Cleven shall be deemed to be Affiliates of CT Sports). For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities by contract or otherwise and the terms "controlling" and "controlled" have meanings co-relative to the foregoing;

2.1.2 "ASSET PURCHASE AGREEMENT" means an agreement, reasonably acceptable to CT Sports, pursuant to which a nominee of CT Sports is to acquire substantially all of the assets of Marker and certain of its liabilities;

2.1.3 "ASSOCIATE" means with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

2.1.4     "BOARD" means the board of directors of the Company;

2.1.5 "BUSINESS" means the business currently carried on by the Company consisting of the distribution and sale of sports equipment in general, including but without restriction, skis, bindings, snowboards, ski accessories, boots and shoes;

2.1.6 "BUSINESS DAY" means any day excluding Saturday, Sunday and any other day which in Montreal is a legal holiday or a day on which banking institutions are authorized by law to be closed for business;

2.1.7 "CBCA" means the CANADA BUSINESS CORPORATIONS ACT and any statute that may be substituted therefor, as from time to time amended, and the regulations thereto and any regulations that may be substituted therefor, as from time to time amended;

2.1.8 "CONFIDENTIAL INFORMATION" means all financial information including and not limited to information contained in the Company's annual audited and quarterly unaudited statements and other information so designated by the Company at the time of disclosure provided, however, that the phrase "Confidential Information" shall not include information which:

          2.1.8.1 is in the public domain through no fault of the Shareholder or any of its former or current directors, officers or employees,

          2.1.8.2 is properly within the legitimate possession of the Shareholder prior to its disclosure hereunder and without any obligation of confidence,

          2.1.8.3 after disclosure, is lawfully received by the Shareholder from another Person who is lawfully in possession of such Confidential information and such other Person was not restricted from disclosing the information to the Shareholder,

          2.1.8.4 is independently developed by the Shareholder through Persons who have not had access to, or knowledge of, the Confidential Information,

          2.1.8.5 is approved by the Company in writing for disclosure prior to its disclosure, or

          2.1.8.6 is required to be disclosed by law;

2.1.9 "CONFIRMATION ORDER" means an order of the United States Bankruptcy Court having jurisdiction in the matter of the Plan approving the Plan and authorizing the consummation of the transactions contemplated by the Plan and by the Asset Purchase Agreement which confirmation order must be in form and substance reasonably satisfactory to CT Sports;

2.1.10 "ENCUMBRANCE" means any charge, lien or encumbrance, including any hypothec, mortgage, claim, assignment, pledge, security agreement or other similar charge, whether arising under civil law, common law, statute or contract;

2.1.11 "PLAN" means Marker's plan of reorganization, reasonably acceptable to CT Sports, under Title 11 of the United States Code entitled "Bankruptcy", as now and hereinafter in effect, or any successor statute;

2.1.12 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liabilities companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organisations, whether or not legal entities and entities of any government;

2.1.13    "RELATED" has the meaning ascribed thereto in the INCOME TAX ACT
          (Canada);

2.1.14 "SECURITIES" means any stocks, shares, options or warrants issued by the Company including, without limitation, common shares, or any right to subscribe to purchase or acquire, any of the foregoing;

2.1.15 "SHARE" or "SHARES" means the Class A voting and participating shares of the Company;

2.1.16 "SHAREHOLDERS" means CT Sports and Marker and their respective successors and permitted assigns and "SHAREHOLDER" means either of CT Sports or Marker and their respective successors and permitted assigns;

2.1.17 "SHAREHOLDERS AGREEMENT" means this agreement between CT Sports, Marker, the Company and the Escrow Agent, as amended, supplemented or otherwise modified from time to time;

2.1.18    "SKI PRODUCTS" means ski boots, skis and ski bindings;

2.1.19 "SUBSIDIARY" has the meaning ascribed to it in the CBCA and includes a Subsidiary of a Subsidiary.

2.1.20 "THIRD PARTY" means a Person who is not Related to any Shareholder or any Subsidiary or Affiliate thereof;

2.1.21 "TRANSFER" means, with respect to Shares or any other securities, as the case may be, any direct or indirect transfer, sale, assignment or other disposition of ownership thereof or the entering into of any swap, participation or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of such Shares or other securities, in each case as expressly permitted under the terms of this Shareholders Agreement;

2.1.22    "TRANSFEREE" means any transferee of Shares pursuant to a Transfer.

All other capitalized terms used herein, unless defined above or unless the context otherwise requires, shall have the respective meanings ascribed thereto in the relevant section or paragraph of this Shareholders Agreement.

2.2 INTERPRETATION NOT AFFECTED BY HEADINGS - The division of this Shareholders Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Shareholders Agreement.

2.3 APPLICABLE LAW - This Shareholders Agreement shall be deemed to have been made in the Province of Quebec and shall be interpreted in accordance with and be governed by the laws of Quebec and the laws of Canada applicable therein (without giving effect to principles of conflicts of law).

2.4 FUNDS - All dollar amounts referred to in this Shareholders Agreement are in lawful money of Canada.

2.5 PARAMOUNTCY - If any provision of this Shareholders Agreement conflicts with any by-law of the Company or with any unanimous or other existing shareholders agreement binding on the Company or any other party hereto, the provisions of this Shareholders Agreement shall prevail.

2.6 INVALIDITY - If any provision of this Shareholders Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Shareholders Agreement in any jurisdiction.

2.7 BUSINESS DAY - In the event that any action to be taken hereunder falls on a day which is not a Business Day, then such action shall be taken on the next succeeding Business Day.

2.8 CALCULATIONS - All calculations, financial statements and financial documents required to be made or produced under or pursuant to this Shareholders Agreement, other than monthly statements or reports, shall be made or produced in accordance with generally accepted accounting principles which are from time to time approved by the Canadian Institute of Chartered Accountants as set forth in the publication known as the "CICA Handbook" and applicable as at the date on which any calculation or financial document is required to be made or produced.

3.    SHAREHOLDERS AND SHAREHOLDINGS

3.1 Immediately prior to the date hereof and without giving effect to the subscription of Shares to CT Sports as contemplated hereby, the Company's authorized capital stock consists of an unlimited number of Shares of which there are presently issued and outstanding one hundred (100) Shares and an unlimited number of non voting non participating Class B shares, none of which are issued and outstanding as of the date hereof.

3.2 The Shareholders acknowledge that concurrently with the execution of this Shareholders Agreement and the subscription for Shares to be made by CT Sports, the Shares in the Company shall be held as follows:

             SHAREHOLDER                           Class "A" Shares

               CT Sports                                 200
               MARKER                                    100

3.3 CT Sports hereby confirms that (i) it has entered into this Shareholders Agreement and (ii) it will hold the Shares, strictly in the name and on behalf of Marker International GmbH (in foundation), which latter corporation, upon incorporation, shall be deemed the Shareholder of the Shares in question and a party to this Shareholders Agreement.

3.4 The parties hereto hereby acknowledge and agree that the capital investment made by CT Sports in the amount of Cdn $1,500,000 by way of the subscription for Shares by CT Sports immediately subsequent to the execution of this Shareholders Agreement shall be deemed to form part of CT Sports' capital contribution to Marker International GmbH pursuant to the Asset Purchase Agreement and that, consequently, at the closing of the Asset Purchase Agreement, the said capital contribution of U.S. $15,000,000 will be reduced by the sum of Cdn $1,500,000 (converted to U.S. dollars and the exchange rate of 1.4627 Canadian dollars per U.S. dollar).

4.    CONDUCT OF AFFAIRS

4.1 DIRECTORS OF THE COMPANY - The Board shall consist of not more than (6) directors, of whom CT Sports shall be entitled to nominate four (4), Marker shall be entitled to nominate one (1) and one (1) other, namely Shaun Morris, who shall be the joint nominee of Marker and CT Sports.

4.2 VACANCY. - CT Sports and Marker agree to vote or cause to be voted all of the Shares of the Company at any regular or special meeting of the Shareholders of the Company called for the purpose of filling positions on the Board, or any written consent executed in lieu of such a meeting of Shareholders, and agree to take or cause to be taken all actions otherwise necessary, to ensure the election to the Board of the Company of the CT Sports nominees, the Marker nominees, and the joint nominee as required by this Section CONDUCT OF AFFAIRS.

4.3 QUORUM AT MEETINGS - A quorum of a meeting of the Board shall consist of a majority of the directors.

4.4 COMPANY - The Company agrees to carry out and be bound by the provisions of this Shareholders Agreement as it applies to it to the fullest extent permitted by law.

4.5 ACCOUNTING - The books of account of the Company shall be kept and maintained at all times at the head office of the Company and shall be made available to the Shareholders at any reasonable time during normal business hours for inspection.

4.6 ADDITIONAL INFORMATION - The Shareholders shall be entitled to require the Company to provide to it any information or report whatsoever required by it, acting reasonably, relating to the Business and affairs of the Company.

5.    OPERATIONS OF THE COMPANY

5.1 BUSINESS OF THE COMPANY - The Company shall not carry on any business other than the Business.

6.    BANKERS AND BANKING ARRANGEMENTS

6.1 BANKERS - The bankers of the Company shall be such bank, banks or other financial institutions as may be agreed upon from time to time by the Board.

6.2 SIGNATORIES - All drafts, cheques and bills of exchange for or on behalf of the Company's bank accounts shall require the signatures of such individuals as may be agreed upon from time to time by the Board.

6.3 AUDITORS - The auditors of the Company shall be the auditors designated by the Board from time to time.

7.    MAJOR DECISIONS

7.1 SPECIAL BY-LAW - The parties agree that no action will be taken by the Company in respect of the matters described in the by-law contained in this subsection without the prior written approval of the Shareholders. Furthermore, the Shareholders undertake to take whatever steps may be necessary to adopt the following by-law as a by-law of the Company, and the Shareholders further undertake not to vote their Shares and not otherwise make any decision or take any action in any manner or capacity whatsoever for the purpose of amending or repealing the said by-law of the Company, unless they do so by vote of the Shareholders holding Shares representing 85% or more of the total issued and outstanding Shares.

          "Notwithstanding any by-law, resolution, decision or act previously adopted, the following provisions override, supersede and amend all by-laws of the Company inconsistent herewith:

7.1.1 at no time and at no meeting whatsoever shall the Chairman or President of the Company have any additional vote or any vote whatsoever in addition to his ordinary vote as shareholder or as director and, more particularly, the Chairman or President shall have no casting vote in case of a tie;

7.1.2 there shall be no by-law, resolution or act of the shareholders, directors or officers of the Company having any of the following objects or purposes unless approved by all the Shareholders:

          7.1.2.1 taking any action to wind-up, dissolve or terminate the corporate existence of the Company or any of its subsidiaries;

          7.1.2.2 making an assignment or proposal under the BANKRUPTCY AND INSOLVENCY ACT, or exercising any recourse or any other measure designed for the protection of insolvent debtors pursuant to any other legislation in connection with insolvency;

          7.1.2.3 the sale, lease, exchange or disposition by the Company of its entire undertaking, property or assets or any substantial part thereof.

8.    SHARE TRANSFERS

8.1 ALIENATION PROHIBITED - Prior to the consummation of the Asset Purchase Agreement (or in default thereof, the exercise of the Option pursuant to Section CALL OPTIONs hereof) and unless otherwise provided for in accordance with the terms hereof, no Shareholder shall transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of in any manner whatsoever the whole or any part of its Shares (or any interest therein) without first obtaining the written consent of the other Shareholder.

9.    CONFIDENTIALITY

9.1 CONFIDENTIALITY - Each of the Shareholders agrees to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Shareholder uses to protect its own confidential information, to keep confidential and not to make use of any Confidential Information in its possession. The Shareholders may disclose Confidential Information to any of its Affiliates, shareholders, partners, Subsidiaries or parents for the purpose of reporting on the activities of, or evaluating its investment in the Company provided that prior to disclosure such Affiliates, shareholder, partner, Subsidiary or parent agrees to be bound by the confidentiality provisions of this Section CONFIDENTIALITY and such other confidentiality provisions as may be requested by the Company acting reasonably. Furthermore, the Shareholders shall be entitled to disclose to any creditor of the Company, or to any other Person to whom such disclosure is deemed necessary or useful by the Shareholders, any information relating to the Business or affairs of the Company, the whole with a view to resolving various problems encountered by the Company or ensuring its continued existence. In addition, the Shareholders shall be entitled to disclose financial and operational information relating to the Company including Confidential Information (other than trade secrets or know-how), upon reasonable written notice to the Company, to any Person interested in purchasing Shares held by it. Notwithstanding anything contained herein, the Shareholders shall require from any Person to whom any disclosure is so made a written confidentiality agreement upon terms and conditions satisfactory to the Company, acting reasonably.

9.2 DISCLOSURE REQUIRED - Anything to the contrary herein notwithstanding, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a governmental authority or is otherwise required by law; provided, however, that the said Shareholders shall, if reasonably possible, first have given notice thereof to the Company and shall have, as appropriate:

9.2.1 fully co-operated in the Company's attempt, if any, to obtain a "protective order" from the appropriate governmental authority; or

9.2.2 attempted to classify such documents to prevent access by the public, in accordance with the provisions of any law pertaining to freedom of information.

9.3 REASONABLENESS OF COVENANTS - The covenants set forth in subsections CONFIDENTIALITY are reasonable and valid in all respects and each Shareholder hereby irrevocably agrees to waive (and irrevocably agrees not to raise) as a defence any issue of reasonableness in any proceeding to enforce any such covenant.

10.   CALL OPTIONS

10.1 CALL OPTION - In the event that:

          (a) the transaction contemplated by the Asset Purchase Agreement is not consummated on or before December 31, 1999; or

          (b) if at any time Marker and/or any of its Subsidiaries is acquired by or enters into or agrees to enter into a merger, tender or exchange or other form of business combination with, or sells all or any substantial part of its assets or Securities to any Person (other than CT Sports, its subsidiaries or Affiliates); or

          (c) Marker (or any trustee in bankruptcy) makes a motion or application in the bankruptcy court to reject the option granted herein; or

          (d) Marker (or any trustee in bankruptcy) at any time contests the validity or enforceablity of this option or denies it has any obligations hereunder;

10.2 then CT Sports shall have the option, exercisable by written notice given to the Company, Marker (notwithstanding the automatic stay imposed under Section 362(a) of the Bankruptcy Code) and the Escrow Agent at any time subsequent to such date or event, to require Marker to sell to it all of Marker's Shares in consideration of a purchase price equal to $750,000, less all or any amounts then payable by Marker or any of its Subsidiaries to the Company, CT Sports or any Subsidiary or Affiliate of CT Sports, provided that all such amounts are due, exigible and not contested by Marker at the time of the payment of such purchase price. Payment shall be made by certified cheque or bank draft at the closing of such transaction and the share certificates evidencing such Shares shall be delivered to CT Sports at closing by the Escrow Agent, together with undated stock powers therefor executed in blank by Marker and all other documents required to be executed in connection with such transactions. The closing of this transaction shall occur on the 21st day following the date of the receipt by the Company, Marker and the Escrow Agent of the written notice forwarded by CT Sports pursuant to the terms hereof. Marker hereby grants to CT Sports an IRREVOCABLE PROXY to vote the Shares held by Marker and to exercise all other rights, powers, privileges and remedies to which a holder of such Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Shares on the record books of the issuer thereof) by any other Person (including the Company or any officer or agent of the Company), upon the failure of (i) the Escrow Agent to deliver the Share certificates evidencing the Marker shares together with executed stock powers pursuant to this Section CALL OPTIONs or (ii) Marker's taking of any action pursuant to which Marker contests the validity or enforceability of the terms of the call option set forth in this Section CALL OPTIONs and which proxy shall only terminate upon the consummation of the acquisition of such Shares or 120 days after the notice referred to in the present subsection is given (or such longer period as may be necessary to complete any applicable regulatory approval process of the acquisition of the Shares) if CT Sports has not completed the acquisition of such Shares in accordance herewith.

10.3 MARKER DISTRIBUTION AGREEMENT - In the event that CT Sports shall exercise its option as provided in subsection CALL OPTION hereof, then the Distribution Agreement to be entered into between Marker and/or its German subsidiary and the Company, shall terminate without penalty or premium on the second anniversary of the exercise of the option by CT Sports as set forth in subsection CALL OPTION notwithstanding, the duration of such Distribution Agreement being of a longer term.

10.4 CHANGE OF NAME - Should Marker, following the exercise of the call option by CT Sports pursuant to the terms hereof, for written notice to the Company and CT Sports requesting that the Company change its name in order to remove all reference to the word "Marker", CT Sports and the Company hereby jointly undertake to effect such name change without delay.

10.5 HYPOTHEC OF MARKER SHARES - As security for any and all of its obligations under the present Sections CALL OPTIONs hereof, Marker hereby grants a hypothec and a security interest in favour of CT Sports in and to all of its right, title and interest to the present and future property comprised of the Shares which it holds and may hold from time to time, (including any and all shares issued in replacement thereof, all rights to dividends and distributions and all products and proceeds relating to or arising therefrom) for the principal amount of $750,000 plus interest in the amount of 10% per annum. The hypothec created hereby shall be a hypothec with delivery, such that all share certificates representing the Shares held by Marker are to be deposited with the Escrow Agent pursuant to the terms of Section Escrow of MARKER'S shares hereof.

11.   S. MORRIS OPTION

11.1 OPTION IN FAVOUR OF SHAUN MORRIS - CT Sports and Marker hereby agree to enter into a Shareholders Agreement with Shaun Morris pursuant to which he shall be entitled, (subsequent to the entry of the Confirmation Order and subject to certain other restrictions and conditions), to purchase at a price to be mutually agreed upon with CT Sports and Marker such number of Shares which will result in his holding up to 10% of the issued and outstanding Shares of the Company. Upon subscribing for Shares, Shaun Morris shall be obliged to execute an amending agreement to this Shareholders Agreement pursuant to which he will agree to be bound by the terms and conditions hereof and thereof, at which time he shall be deemed to be a Shareholder.

12. DISTRIBUTION AGREEMENT 12.1 Concurrently with the execution of this Shareholders Agreement, each of Tecnica, Volkl and Marker and/or its German subsidiary shall enter into Distribution Agreements with the Company in the form of the Distribution Agreements attached hereto as Exhibits 12.1. Each of said Distribution Agreements shall have the same payment terms and shall have a duration of 5 years, subject to Section MARKER DISTRIBUTION AGREEMENT

13.   ARBITRATION

13.1 ARBITRATION. In the event of any dispute or controversy which arises out of or relates to this Shareholders Agreement, its interpretation or any breach thereof, then the following procedures shall apply:

          (a) The party complaining (the "Initiator") shall immediately notify the other (the "Respondent"),as the case may be, in writing, of the dispute or breach (a "Dispute Notice");

          (b) If the parties cannot informally resolve the dispute within ten (10) Business Days following the receipt by a party of the Dispute Notice, then the dispute shall be submitted to arbitration upon notice in writing by either the Initiator or the Respondent (the "Arbitration Notice");

          (c) Promptly following the giving of any Arbitration Notice hereunder, the Initiator and the Respondent shall promptly meet and attempt in good faith to select a single arbitrator acceptable to them;

          (d) If a single arbitrator is not selected by mutual consent within ten (10) Business Days after the giving of the Arbitration Notice, then either party may apply to the President of the Zurich Chamber of Commerce for the appointment of an arbitrator;

          (e) The parties agree to instruct the arbitrator so selected, to render a determination within fifteen (15) Business Days of the conclusion of the arbitration hearing;

          (f) Subject to the provisions hereof, the arbitration shall be conducted in accordance with the arbitration provisions of the International Chamber of Commerce which presently exist or as same may be amended from time to time;

          (g) The parties will use their reasonable best efforts to ensure that the arbitration commences at a location in Zurich, Switzerland to be chosen by the arbitrator no later than fifteen
               (15) Business Days after the arbitrator has been selected as aforesaid, and that such arbitration continues on each consecutive Business Day therefrom until fully concluded, unless continued by the arbitrator for good cause shown; provided, however, that the parties will use their reasonable best efforts to ensure that such arbitration does not continue for more than ten (10) Business Days from the commencement thereof;

          (h) No formal examination for discovery (e.g. depositions, interrogatories, request for admission) shall be permitted by either party in connection with such arbitration. There shall be made available to the arbitrator all relevant documents and the materials in connection with the dispute. The parties nonetheless agree that they shall participate in an exchange of information between them prior to the arbitration hearing in order to prepare for same;

          (i) Each of the parties shall bear their respective expenses incurred in connection with any arbitration but any expenses related to the compensation and/or costs of the arbitrator shall be paid by the losing party in such arbitration;

          (j) Each of the parties agree that an arbitrator may compel specific performance of this Shareholders Agreement and/or injunctive relief (without requiring a party to post a bond or other security);

          (k) The arbitrator may not limit, expand or otherwise modify the terms of this Shareholders Agreement;

          (l) The parties agree that the results, determinations, findings, judgements and/or awards rendered through any such arbitration (i) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Shareholders Agreement; (ii) may not include special or consequential or punitive damages; and
               (iii) shall be final, binding and not subject to appeal of any kind;

          (m) The parties, their representatives, other participants and the arbitrator shall hold the existence, context and result of arbitration in confidence;

          (n) The parties agree that arbitration as set forth above shall be the sole means of resolving any disputes, claims and controversies between them arising out of this Shareholders Agreement; and

          (o) The language of the arbitration proceedings shall be in English and this Shareholders Agreement shall be interpreted and governed by the laws of Quebec and Canada, as they may apply, without regard to conflicts of law doctrines, except to the extent that certain matters are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties.

14.   ADDITIONAL PROVISIONS RELATING TO TRANSFERS

14.1 The following provisions shall apply to each Transfer:

14.2 No Transfer by a Shareholder permitted hereunder shall relieve the transferor Shareholder of any of its obligations or liabilities under this Shareholders Agreement arising prior to or in connection with consummation of such Transfer.

15.   PAYMENTS AND SET OFF

15.1 Any payments to be received by Marker or any of its Subsidiaries pursuant to the terms of this Shareholders Agreement and without limitation, pursuant to any or all of Section CALL OPTIONs hereof, shall, in addition to any other deductions as may be provided in this Shareholders Agreement, be net of all obligations which are due, exigible and not contested by Marker (including, without limitation, any indemnity obligations provided for in the Asset Purchase Agreement, at the time of such sale).

16.   ESCROW OF MARKER'S SHARES

16.1 ESCROW AGENT - Concurrently with the execution of this Shareholders Agreement, Marker shall deposit with the Escrow Agent the share certificates representing all of the Shares owned by it duly endorsed in blank for transfer. The Escrow Agent is hereby authorized to hold and deal with same in accordance with the terms and conditions of this Shareholders Agreement. Notwithstanding the deposit of Marker's Shares with the Escrow Agent, at all times prior to the closing of transactions referred to herein, each Shareholder shall vote its Shares, (subject to any irrevocable proxy granted by such Shareholder pursuant hereto) and be entitled to all dividends declared and paid thereon as well as to all other benefits that may accrue from said Shares from time to time.

16.2 TRANSFERS - In the event that Marker is obliged to sell or otherwise Transfer any or all of its Shares pursuant to Section CALL OPTIONs hereof, the Escrow Agent shall, upon receipt of the notices referred in said Sections and within the delays provided therein, arrange for the Transfer of Marker's Shares in conformity with the terms and provisions of such Sections.

16.3 REALIZATION OF HYPOTHEC - In the event that Marker breaches its obligation to Transfer its Shares pursuant to the terms of Section CALL OPTIONs hereof, CT Sports shall be entitled to exercise its hypothecary recourses in respect of such Shares and the Escrow Agent shall deal with the shares in the manner provided for at law in respect of the hypothecary recourse exercised.

16.4 RESIGNATION - The Escrow Agent may, at any time, resign or be discharged from any further duties and responsibilities hereunder upon giving fifteen (15) days notice in writing to the Shareholders. In the event of the resignation, dissolution or incapacity of the Escrow Agent herein named, the Shareholders shall agree within fifteen (15) days on the appointment of its successor. Such successor, immediately upon his appointment, shall be vested with the same powers, rights, duties and responsibilities as if he had been originally named as Escrow Agent herein, without any further formality, and the Escrow Agent originally named and ceasing to act shall, upon payment of any amounts due to it hereunder, execute and deliver all such assignments and other instruments as may be reasonably necessary for the purpose of assuring to the new escrow agent full seizing in the premises and shall deliver the certificates representing the Shares which the Escrow Agent may hold to the new escrow agent.

16.5 NO LIABILITY - It is acknowledged by the parties that the Escrow Agent shall not incur any liabilities or responsibilities by reason of any matter or thing done or omitted to be done under or in relation to this Shareholders Agreement (including acts of negligence), except for fraud on its part. The Escrow Agent shall be entitled to reasonable remuneration for its services hereunder, and all such fees shall be borne in equal shares by the Shareholders.

16.6 RESPONSIBLITES OF ESCROW AGENT - The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. It may consult with counsel and shall be fully protected with respect to any action taken or omitted to be taken by it in good faith. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any of the Shareholders with respect to the Shares and/or any other documents held by it in escrow pursuant to the provisions hereof which in the Escrow Agent's opinion are in conflict with the provisions hereof, it shall be entitled to refrain from taking any action other than to keep such Shares and/or other documents safely until it shall have been directed otherwise in writing by the Company and the Shareholders or by a final judgment or order of a court of competent jurisdiction, the delays for appeal of such judgment having expired without any appeal having been lodged.

16.7 INDEMNIFICATION - The Parties hereby agree solidarily (jointly and severally) to indemnify and hold harmless the Escrow Agent from and against any and all claims relating to anything done or omitted by the Escrow Agent in the course of carrying out the terms and conditions of this Shareholders Agreement. The Escrow Agent shall not be bound to enter into or maintain any litigation, until it shall have been indemnified against all expenses and liabilities which might be reasonably incurred thereby.

17.   NOTICES

17.1 NOTICES - Any notice to be given under this Shareholders Agreement shall be in writing and validly given if hand delivered, transmitted by telecopier or, except in the event of disruption of postal service, mailed by prepaid registered mail addressed to the party to whom it is to be given at his address or telecopier number as shown below and such notice shall be deemed to have been given on the day of delivery, the first Business Day following its transmission by telecopier or on the fifth Business Day after mailing as aforesaid, as the case may be:

if to the Company:                     Marker Canada Ltd.
                                       6700 Cote de Liesse Road
                                       Suite 100
                                       St. Laurent, QC  H4T 2E5

                                       Attention:  the President

                                       Tel.:  (514) 341-9555
                                       Fax:   (514) 341-4622

if to Marker:                          Marker International
                                       1070 W. 2300 South
                                       Salt Lake City, Utah 84119

                                       Attention:  the President

                                       Tel.:  (801) 972-2100
                                       Fax:   (801) 972-1011

with a copy to:                        Mark A. Rosenbaum
                                       Stroock & Stroock & Lavan LLP
                                       New York, NY 10038

                                       Tel: 212-806-6631
                                       Fax: 212-806-6006

if to CT Sports:                       CT Sports Holding AG
                                       Reussenstrasse 6
                                       6340 Baar
                                       Zug
                                       Switzerland

                                       Attention:  The President

                                       Tel.:  (011) 41-41-7697200
                                       Fax:   (011) 41-41-7697380

with a copy to:                        Brahm Gelfand
                                       Lapointe Rosenstein
                                       1250 Rene Levesque Blvd. West
                                       Montreal, Que., H3B 5E9
                                       CANADA

                                       Tel:  514-925-6300
                                       Fax:  514-925-6313

if to the Escrow Agent:                Lapointe Rosenstein
                                       1250 Rene Levesque Blvd. West
                                       Montreal, Que., H3B 5E9
                                       CANADA

                                       Attention: Brahm Gelfand

                                       Tel:  514-925-6300
                                       Fax:  514-925-6313

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section NOTICES.

Notice of change of address may be given by any party in the same manner.

18.   GENERAL

18.1 APPLICATION OF SHAREHOLDERS AGREEMENT - Except as otherwise specified herein or as the parties hereto may otherwise agree, this Shareholders Agreement shall apply to all Shares from time to time outstanding.

18.2 UNANIMOUS SHAREHOLDERS AGREEMENT - The parties hereto agree that this Shareholders Agreement shall constitute a unanimous shareholders' agreement within the meaning of the CBCA.

18.3 VOTE - The Shareholders undertake to cast their votes in favour of all resolutions and by-laws and the parties hereto undertake and agree to do all things which may be necessary in order to give full force and effect to the present Shareholders Agreement.

18.4 AMENDMENTS - This Shareholders Agreement may be only amended with the consent in writing of all parties hereto.

18.5 TERMINATION - This Shareholders Agreement shall remain in force until such time as either of CT Sports or Marker cease being Shareholders of the Company, subject to the survival of the provisions of Section CALL OPTIONs hereof, should same be applicable at such time.

18.6 ASSIGNMENT AND INUREMENT - None of the parties hereto shall be entitled to assign its rights or obligations hereunder other than pursuant to a Transfer. This Shareholders Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors (including successors by amalgamation), receivers, trustees in bankruptcy, liquidators or any other legal representatives of the parties hereto.

18.7 COUNTERPARTS - This Shareholders Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument. This Shareholders Agreement may be executed and delivered by facsimile which when so executed and delivered shall constitute a binding agreement.

18.8 SHARES OF THE COMPANY - The parties hereto covenant and agree that the provisions of this Shareholders Agreement with respect to Shares of any class of the Company shall apply mutatis mutandis to any shares into which such shares or any of them may be converted, changed, reclassified, subdivided or consolidated and to any Shares of the Company which are received by the holders of such Shares as a stock dividend and to any Shares or other securities of the Company or of a successor company which may be received by the holders of Shares of the Company on a reorganization or amalgamation.

18.9 AUTHORITY - Each of the parties hereto hereby represents and warrants that the execution and delivery of this Shareholders Agreement has been duly authorized by all requisite corporate action and that this Shareholders Agreement constitutes (upon execution and delivery thereof by each of the parties), legal, valid, and binding obligations of each of the parties, enforceable against each of them in accordance with its terms. The Company further warrants and represents that the 200 Shares issued to CT Sports contemporaneously herewith are fully paid and non-assessable and that the issuance thereof has been duly authorized and approved by all necessary corporate action on the part of the Company.

18.10 CONSIDERATION - Marker hereby expressly acknowledges and agrees that upon the execution of this Shareholders Agreement it has received substantial direct and indirect benefits from CT Sports' capital contribution made pursuant hereto and from the other transactions contemplated hereby (including, without limitation, the execution and delivery of the Distribution Agreements) and that the granting to CT Sports of a hypothec and security interest in Marker's Shares was due consideration therefor.

18.11 LANGUAGE - The parties hereto state their express wish that this Shareholders Agreement as well as all documentation contemplated hereby, pertaining hereto or to be executed in connection herewith be drawn up in the English language. Les parties expriment leur desir explicite a l'effet que cette entente de meme que tous documents envisages par les presentes, y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date set out above.

       CT SPORTS HOLDINGS AG                        MARKER INTERNATIONAL

Per:   /s/ Giancarlo Zanatta                        Per: /s/ Peter Weaver
       -----------------------                          -------------------
       Giancarlo Zanatta                                Peter Weaver

                                                    LAPOINTE ROSENSTEIN

Per:   /s/ Christoph Bronder                        /s/ LAPOINTE ROSENSTEIN
       -----------------------                      -------------------------
           Christoph Bronder


       MARKER CANADA LTD.

Per:   /s/ Shaun Morris
       -----------------------
       Shaun Morris